Exhibit 5.2

February 6, 2019

Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Par Hawaii, Inc., a Hawaii corporation, Par Hawaii Refining, LLC, a Hawaii limited liability company, and HIE Retail, LLC, a Hawaii limited liability company (each, individually, a “Hawaii Subsidiary Guarantor” and, collectively, as the “Hawaii Subsidiary Guarantors”), in connection with the registration by Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) for the offer and sale from time to time pursuant to Rule 415 under the Securities Act of, among other things, up to $750,000,000.00 of (i) non-convertible debt securities of the Company (each, a “Debt Security” and, collectively, the “Debt Securities”), consisting of notes, debentures or other evidence of indebtedness; and (ii) guarantees of the Debt Securities that may be issued from time to time by the Hawaii Subsidiary Guarantors (each, a “Guarantee” and, collectively, the “Guarantees” and, together with the Debt Securities, each, a “Security” and, collectively, the “Securities”), all as more fully described in the Registration Statement.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate or company records, and other information as we have deemed necessary for the purposes of this opinion letter, including (i) the Registration Statement (including the exhibits thereto), (ii) the articles of incorporation, bylaws, articles of organization, operating agreement, and other organizational documents, as applicable of the Hawaii Subsidiary Guarantors, (iii) the corporate or limited liability company proceedings, as applicable, of the Hawaii Subsidiary Guarantors, and (iv) the form of the Senior Indenture attached as an exhibit to the Registration Statement (the “Senior Indenture”) and the form of the Subordinated Indenture attached as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, each an “Indenture” and, collectively, the “Indentures”). In addition, we have made those other examinations of law and fact as we considered necessary in our professional judgment to form a basis for our opinions.

999 Bishop Street, Suite 2600, Honolulu, HI 96813 | Tel: 808-535-5700 | Fax: 808-535-5799 | www.ksglaw.com | bb@ksglaw.com

Par Pacific Holdings, Inc.

February 6, 2019

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations and certificates of public officials and upon representations and certificates from officers and managers of the Hawaii Subsidiary Guarantors.

In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to use as certified or photostatic copies, and (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified. We also have assumed the authority of all persons signing on behalf of any of the parties thereto other than the Hawaii Subsidiary Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Hawaii Subsidiary Guarantors where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that with respect to each of the Hawaii Subsidiary Guarantors, the Guarantee issued by such Hawaii Subsidiary Guarantor will be legally issued when (a) the applicable Security and any applicable supplemental Security has been duly authorized and validly executed and delivered by any trustee (identified in the prospectus included as part of the Registration Statement or in any prospectus supplement), the Company and such Hawaii Subsidiary Guarantor, (b) all necessary corporate, limited liability company or other action by such Hawaii Subsidiary Guarantor has been taken to authorize the issuance and the specific terms of such Guarantee, the terms of the offering thereof and related matters, and (c) such Guarantee has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Debt Security and any applicable supplemental Debt Security.

The opinion expressed above is subject in all respect to the following assumptions, exceptions and qualifications:

1.

We have assumed that: (a) at the time the Securities are offered as contemplated under the Registration Statement, the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (b) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such

Par Pacific Holdings, Inc.

February 6, 2019

state securities rules, regulations and laws as may be applicable at the time the Securities are offered and issued as contemplated by the Registration Statement, (c) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement, (d) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement, (f) there shall not have occurred any change in law affecting the validity or enforceability of any such Security, (g) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company and the Hawaii Subsidiary Guarantors with the terms of such Security will violate any applicable law or will result in violation of any provisions of any instrument or agreement then binding on the Company or any of the Hawaii Subsidiary Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Hawaii Subsidiary Guarantor, and (h) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

2.

In rendering the opinion above, we have assumed that any trustee identified in the prospectus included as part of the Registration Statement or in any prospectus supplement, is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that such trustee has or will have duly executed and delivered the applicable Indenture.

Par Pacific Holdings, Inc.

February 6, 2019

3.

We express no opinion as to the applicability of, compliance with, or effect of: (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies, (d) any laws except the laws of the State of Hawaii and the State of Hawaii case law decided thereunder, and (e) the “Blue Sky” laws and regulations of the State of Hawaii.

4.	The opinions are limited to the specific issues addressed in this opinion letter, and no opinion may be inferred or implied beyond that expressly stated herein.

5.

The opinions expressed in this opinion letter are limited to the laws of the State of Hawaii as in effect on the date on which the Registration Statement is declared effective by the Commission under the Securities Act, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion letter should the present laws of the State of Hawaii be changed by legislative action, judicial decision or otherwise.

This opinion letter is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and will be incorporated by reference in the Registration Statement. This opinion letter may not be used, circulated, quoted or otherwise relied upon for any other purpose.

Porter Hedges LLP may rely on the opinions expressed herein as if this opinion letter were addressed directly to it. We consent to the use of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ David B. Tongg

DAVID B. TONGG for KOBAYASHI, SUGITA & GODA, LLP